Exhibit 10.16

PALLADYNE AI CORP.

AMENDMENT TO OPTION AGREEMENTS

This AMENDMENT TO OPTION AGREEMENTS (the “Amendment”) is made and entered into by and between Palladyne AI Corp. (the “Company”) and Matthew Vogt (the “Participant”) as of April 16, 2024.

WHEREAS, the Participant has been granted the following stock options (the “Options”) to acquire shares of the Company’s common stock (“Shares”). The Options were granted to Participant under the Company’s 2021 Equity Incentive Plan, as amended (the “2021 Plan”), or under the Sarcos Corp. 2015 Equity Incentive Plan (the “2015 Plan”), which was assumed by the Company in connection with its acquisition of Sarcos Corp. on September 24, 2021, in each case pursuant to a stock option agreement between the Company and the Participant (each, an “Option Agreement”):

Plan	Grant Number	Eligible Option Grant Date	Number of Shares Outstanding under the Eligible Option	Eligible Option Exercise Price Per Share
2015 Equity Incentive Plan	ES-303	06/17/2021	17,098	$52.74
2021 Equity Incentive Plan	ES-2022-137	05/20/2022	4,261	$24.54
2021 Equity Incentive Plan	1311	03/29/2023	18,122	$2.82

WHEREAS, Company and the Participant desire to amend the Option Agreements as set forth below;

NOW, THEREFORE, the Option Agreement for each Qualified Option (as defined below) is hereby amended effective as of 5:00 p.m. Eastern Time on April 17, 2024 (such time, the “Amendment Effective Time” and such date, the “Amendment Effective Date”), subject to Participant remaining a Qualified Participant (as defined below) as of the Amendment Effective Time, as follows:

1.
Amendment to Exercise Price. The Exercise Price (as defined in the Option Agreement) is amended as of the Amendment Effective Time to be equal to the closing price per share of the Company’s common stock as reported on the Nasdaq Global Market for the Amendment Effective Date.
2.
Amendment to Vesting Schedule. The Vesting Schedule for purposes of the Option Agreement, as set forth in the Notice portion of the Option Agreement, is amended as of the Amendment Effective Time to provide as follows:
•
The Shares subject to the Option shall be fully unvested and unexercisable effective as of the Amendment Effective Time (regardless of whether the Option was partially or fully vested prior to such time);

•
Twenty-five percent (25%) of the Shares subject to the Option shall be scheduled to vest on March 29, 2025; and one twelfth (1/12th) of the remaining Shares subject to the Option shall be scheduled to vest on each subsequent Quarterly Vesting Date (as defined below) thereafter, in each case subject to Participant’s continuing to be a Service Provider (as defined in the 2021 Plan) if the Option was granted under the 2021 Plan, or Participant’s Continuous Service (as defined in the 2015 Plan) if the Option was granted under the 2015 Plan, in either case through the applicable vesting date.
3.
Definitions.

For purposes of this Amendment, an Option shall be a “Qualified Option” if and only if the Option (i) remains outstanding and unexercised at the Amendment Effective Time; (ii) has an exercise per Share immediately prior to Amendment Effective Time that is greater than the closing price per Share on the Nasdaq Global Market for the Amendment Effective Date (the “New Price”); and (iii) is set forth in the table attached hereto as Exhibit A (subject to any conditions therein).

For purposes of this Amendment, Participant shall be a “Qualified Participant” if and only if Participant remains a “Service Provider” of the Company, or of a “Parent” or “Subsidiary” of the Company within the meaning of the 2021 Plan, through the Amendment Effective Time.

For purposes of this Amendment, “Quarterly Vesting Date” means March 29, May 20, August 20 and November 20 of each year.

4.
Continuation of Other Terms. Except as provided herein, all terms and conditions of the Options shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment has been entered into as of the date first set forth above.

PALLADYNE AI CORP. PARTICIPANT

By: /s/ Benjamin G. Wolff /s/ Matthew Vogt
Name: Benjamin G. Wolff Matthew Vogt
Title: Chief Executive Officer

EXHIBIT A

QUALIFIED OPTIONS

Plan	Grant Number	Eligible Option Grant Date	Number of Shares Outstanding under the Eligible Option	Eligible Option Exercise Price Per Share	Applicable Conditions
2015 Equity Incentive Plan	ES-303	06/17/2021	17,098	$52.74	N/A
2021 Equity Incentive Plan	ES-2022-137	05/20/2022	4,261	$24.54	N/A